EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 10, 2015, accompanying the consolidated financial statements included in the Annual Report of Napco Security Technologies, Inc. and Subsidiaries on Form 10-K for the years ended June 30, 2015 and 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Napco Security Technologies, Inc. and Subsidiaries on Form S-8 (Registration No. 333-104700 and Registration No. 333-193930).

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York

September 10, 2015